Exhibit 5.1

March 6, 2019

Board of Directors

Galectin Therapeutics Inc.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Galectin Therapeutics Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the distribution of nontransferable subscription rights (the “Rights”) to its stockholders. Each Right reflects the right of the holder to purchase, together for a single purchase price, 0.3 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (such shares of Common Stock underlying all of the Rights, the “Rights Shares”) and a warrant to purchase 0.075 shares of Common Stock (collectively with all such warrants, the “Warrants,” and such shares of Common Stock underlying all of the Warrants, the “Warrant Shares”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement. This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the authorizing resolutions of the Company’s Board of Directors and the Sales Agreement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon information provided by officers of the Company and the Selling Stockholders. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or competency of such factual statements.

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are generally familiar with Chapter 78 of the Nevada Revised Statutes as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof: (i) when the Rights have been issued and delivered as contemplated in the Registration Statement, the Rights will be valid and binding obligations of the Company; (ii) when the Rights Shares have been issued and delivered upon exercise of the Rights in accordance with the terms of the Registration Statement against the receipt of requisite consideration provided therein, and have been registered by the registrar, the Rights Shares will be validly issued, fully paid and non-assessable; (iii) when the Warrants have been duly authorized, executed and delivered upon exercise of the Rights in accordance with the terms of the Registration Statement against the receipt of requisite consideration provided for therein, the Warrants will be valid and binding obligations of the Company; and (iv) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the issuance of the securities covered by the Registration Statement, and except for its use in connection with such issuance, may not be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph immediately above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US, LLP
Dentons US, LLP